SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2002

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

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SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.   OTHER EVENTS.

     On July 15, 2002, the Company announced that it would record a third quarter charge of approximately $33 million for investment losses in its Forethought Financial Services business unit’s investment portfolio. The third quarter will also include the release of $6 million of previously provided tax reserves associated with the resolution of certain tax matters. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

99.1 Press release dated July 15, 2002 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	July 15, 2002	BY: /s/ Scott K. Sorensen
Scott K. Sorensen Vice President and Chief Financial Officer

DATE:	July 15, 2002	BY: /s/ Gregory N. Miller
Gregory N. Miller Vice President and Controller

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated July 15, 2002 issued by the Company.

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